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Exhibit 3


                                 WRITTEN CONSENT
                                       OF
                          THE MAJORITY OF SHAREHOLDERS
                                       OF
                         TIME LENDING, CALIFORNIA, INC.
                              a Nevada corporation

The undersigned, being a majority of the shareholders of Time Lending, California, Inc., a Nevada corporation (the Corporation), hereby adopt the following recitals and resolutions by their written consent thereto, effective as of _May 6, 2005, hereby waiving all notice of and the holding of any meeting of the shareholders to act upon such resolutions in accordance with the Nevada Revised Statutes.

AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED NUMBER OF SHARES
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WHEREAS, there has been presented to the shareholders of the Corporation an amendment to the Articles of Incorporation of this Corporation (the Amendment), attached hereto as Exhibit A and incorporated herein by reference which provides for the increase in the authorized capital of the Corporation to 200 million shares of common stock; and 20 million shares of preferred.

WHEREAS, it has been determined to be in the best interests of this Corporation to adopt the Amendment;

NOW, THEREFORE, BE IT RESOLVED, that the Amendment be adopted, in its entirety, as the Amendment to the Articles of Incorporation of this Corporation.

RESOLVED, FURTHER, that pursuant to the provisions of Nevada Revised Statutes, a notice of this written consent shall be mailed within ten (10) days from the date of this consent to those shareholders who did not consent in writing or who are not entitled to vote in this action.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent effective as of May 6, 2005.

                         No. Of Shares/
Name                       Percentage                 Signature
----                       ----------                 ---------

Michael Pope            2,736,750/ 48.1%              M. F Pope

Philip La Puma          2,736,750/ 48.1%              Philip La Puma